LETTER OF TRANSMITTAL

TO TENDER MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED STOCK, SERIES M, SERIES T, SERIES W, SERIES TH AND SERIES F

(THE “PREFERRED STOCK”)

OF

WESTERN ASSET MANAGED MUNICIPALS FUND INC.

Pursuant to the Offer to Purchase

Dated January 22, 2015

THE OFFER AND WITHDRAWAL RIGHTS TERMINATE AT 5:00 P.M., NEW YORK CITY TIME,

ON FEBRUARY 27, 2015, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Deutsche Bank Trust Company Americas

The Information Agent for the Offer is:

Deutsche Bank Trust Company Americas

Delivery by First Class Mail, By Registered, Certified or Express Mail, By Overnight Courier, or

By Hand should be directed to:

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

ATTN: Reorganization Unit

Tel. (877) 843-9767

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by Western Asset Managed Municipals Fund Inc. (the “Fund”), a Maryland corporation trust registered under the Investment Company Act of 1940, as amended, to purchase for cash up to 100% of the Fund’s shares of Municipal Auction Rate Cumulative Preferred Stock, Series M, Series T, Series W, Series TH and Series F, par value $0.001 per share (the “Preferred Stock”), at 90% of the liquidation preference of $25,000 per share (or $22,500 per share), plus any unpaid dividends accrued through February 27, 2015, unless extended, upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (which together constitute the “Offer”).

DESCRIPTION OF PREFERRED STOCK TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Preferred Stock Tendered* (attach Additional Signed List if Necessary)
1 ☐ All
2 ☐ Partial:

*	Unless otherwise indicated, it will be assumed that all (and not partial) of the Preferred Stock is being tendered. See Instruction 3.

If you wish to tender all or any part of your Preferred Stock of the Fund, you should either:

•	tender your Preferred Stock pursuant to the procedure for book-entry tender set forth in Section 3 of the Offer to Purchase; or

•	request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Stock.

This Letter of Transmittal need not be completed if your are tendering Preferred Stock by the Automated Tender Offer Program (“ATOP”) through The Depository Trust Company (“DTC”). If you tender your Preferred Stock by ATOP, you must transmit your acceptance of the Offer to DTC and DTC will then send an Agent’s Message (as defined in the Offer) to the Depositary (as defined below) indicating such acceptance. By causing an Agent’s Message to be sent, you confirm your agreement to be bound by the terms of the Offer, including this Letter of Transmittal, as if you had executed this Letter of Transmittal.

If you desire to tender Preferred Stock and such Preferred Stock cannot be delivered to the Depositary or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Depositary, in any case, by the termination of the Offer, you must tender such Preferred Stock pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Questions about how to tender your Preferred Stock and requests for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Guaranteed Delivery or the Notice of Withdrawal may be directed to Deutsche Bank Trust Company Americas (“Depositary”) at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED STOCK

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Contact Person in Auction Department of Tendering Institution*

Email Address of Contact Person in Auction Department*

Broker–Dealer who submits auction instructions to the Auction Agent on your behalf:

☐	CHECK HERE IF TENDERED PREFERRED STOCK IS BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Stock

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

*	If there is no established auction department, please include contact information for the party that submits auction instructions for Preferred Stock.

Ladies and Gentlemen:

The undersigned hereby tenders to Western Asset Managed Municipals Fund Inc., a Maryland corporation (the “Fund”), the Fund’s shares of Municipal Auction Rate Cumulative Preferred Stock, Series M, Series T, Series W, Series TH and Series F, par value $0.001 per share (the “Preferred Stock”), at a price per share (the “Purchase Price”) equal to 90% of the liquidation preference of $25,000 per share (or $22,500 per share), plus any unpaid dividends accrued through the Termination Date, upon the terms and subject to (i) the closing of the Fund’s proposed offering of new preferred stock with an aggregate liquidation preference at least equal to the aggregate liquidation preference of Preferred Stock accepted in the Offer and (ii) certain other conditions set forth in the Fund’s Offer to Purchase, dated January 22, 2015, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Fund’s Offer to Purchase, constitute the “Offer”). The “Termination Date” of the Offer is 5:00 p.m., New York City time, on February 27, 2015. If the Fund, in its sole and absolute discretion, shall have extended the period for which the Offer is open, the “Termination Date” shall mean the latest time and date on which the Offer, as so extended by the Fund, shall terminate.

Subject to, and effective upon, acceptance of payment for the Preferred Stock tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Stock that are being tendered hereby and that are being accepted for purchase pursuant to the Offer and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Stock, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Preferred Stock on the account books maintained by the Fund’s transfer agent, together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price, (b) present such Preferred Stock for transfer on the books of the Fund, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Stock, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Preferred Stock (and any and all dividends, distributions, other Preferred Stock or other securities or rights issued or issuable in respect of such Preferred Stock on or after the Termination Date); (b) when and to the extent the Fund accepts the Preferred Stock for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Preferred Stock (and any and all dividends, distributions, other Preferred Stock or securities or rights issued or issuable in respect of such Preferred Stock on or after the Termination Date); and (d) the undersigned has read and agreed to all of the terms of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Preferred Stock tendered pursuant to the Offer may be withdrawn at any time prior to the Termination Date in accordance with Section 4, “Rights of Withdrawal,” of the Fund’s Offer to Purchase. After the Termination Date, tenders made pursuant to the Fund’s Offer to Purchase will be irrevocable.

SIGN HERE

(IMPORTANT: COMPLETE AND SIGN THE IRS FORM W-9 HEREIN OR

APPLICABLE IRS FORM W-8)

(Signature (s) of Preferred Stockholder(s))

Dated:                 ,

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on account registration) for the Preferred Stock or on a security position listing or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See instructions 1 and 10)

Name(s)
(Please Print)

Capacity (Full Title)

Address

City	State	Zip Code

Area Code and Telephone Number

Employer Identification or Social Security Number

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 10)

Authorized Signature(s)
(Please Print)

Name of Firm

Address

City	State	Zip Code

Dated:                                 ,

☐	CHECK HERE IF TENDERED PREFERRED STOCK IS BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT OR CONCURRENTLY BEING SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Holder(s) of Preferred Stock

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if such Preferred Stock is tendered for the account of an Eligible Institution. See Instruction 10.

2. Delivery of Preferred Stock. Delivery of Preferred Stock is to be made by book-entry delivery pursuant to the procedures set forth in Section 3 of the Offer to Purchase. A confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer) of all Preferred Stock delivered electronically, as well as an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth on the front page of this Letter of Transmittal by the Termination Date. Preferred Stockholders (as defined in the Offer) who cannot deliver their Preferred Stock and all other required documents to the Depositary by the Termination Date must tender their Preferred Stock pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund must be received by the Depositary by the Termination Date and (iii) an Agent’s Message or a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal and, for Preferred Stock held in street name, confirmation of a book-entry transfer of such Preferred Stock into the Depositary’s account at the Book-Entry Transfer Facility, must be received by the Depositary within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of any documents is at the option and risk of the tendering Preferred Stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional shares of Preferred Stock will be purchased. By executing this Letter of Transmittal, the tendering Preferred Stockholder waives any right to receive any notice of the acceptance for payment of the Preferred Stock.

3. Partial Tenders. If any tendered shares of Preferred Stock are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if any shares of tendered Preferred Stock are not accepted because of an invalid tender, or if any tendered shares of Preferred Stock are properly withdrawn, the shares of Preferred Stock will be returned to the appropriate account at the Book-Entry Transfer Facility without charge by the Fund to the tendering Preferred Stockholder, as soon as practicable following termination of the Offer or the proper withdrawal of the Preferred Stock.

4. Stock Transfer Taxes. The Fund will pay any stock transfer taxes with respect to the sale and transfer of any Preferred Stock to it or its order pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the sale or transfer of Preferred Stock to the Fund pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

5. IRS Form W-9. Under U.S. federal income tax law, a backup withholding tax of 28% may be imposed on the gross proceeds otherwise payable to certain Preferred Stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering Preferred Stockholder must provide the applicable withholding agent with such Preferred Stockholder’s correct taxpayer identification number and certify that such Preferred Stockholder or payee is not subject to such backup withholding by completing the attached IRS Form W-9 (or, in the case of a foreign Preferred Stockholder, an appropriate IRS Form W-8 or substitute Form W-8). In general, if a Preferred Stockholder is an individual who is not foreign, the taxpayer identification number is the Social Security number of such individual. If the applicable withholding agent is not provided with the correct taxpayer identification number, the Preferred Stockholder or payee will be subject to a $50 penalty imposed by the Internal Revenue Service unless the failure to provide the correct number is due to reasonable cause and not willful neglect. A false statement made on the IRS Form W-9 without any reasonable basis that results in no backup withholding will be subject to a $500 penalty, and the willful falsification of certifications or affirmations may be subject to criminal penalties, including fines and/or imprisonment. Certain Preferred Stockholders (including, among others, generally all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. However, such Preferred Stockholders should complete the IRS Form W-9 (or, in the case of a foreign Preferred Stockholder, an appropriate IRS Form W-8 or substitute Form W-8) to avoid erroneous backup withholding. For further information concerning backup withholding and instructions for completing the IRS Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the IRS Form W-9 if Preferred Stock is held in more than one name), consult the instructions included in the attached IRS Form W-9.

Foreign persons should not complete an IRS Form W-9. Instead, in order to establish that a foreign person qualifies as an exempt recipient for which backup withholding is not required, such person should submit an appropriate IRS Form W-8 or substitute Form W-8, attesting to its status. These forms can be obtained from the Depositary or from the relevant broker, dealer, commercial bank, trust company or other nominee.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 (OR AN APPROPRIATE IRS FORM W-8 OR SUBSTITUTE FORM W-8) MAY RESULT IN PENALTIES AND BACKUP WITHHOLDING ON ANY AMOUNTS OTHERWISE PAYABLE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE INSTRUCTIONS TO THE IRS FORM W-9 FOR ADDITIONAL DETAILS. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

6. Waiver of Conditions. Subject to the Offer to Purchase, the conditions of the Offer may be waived, in whole or in part, by the Fund, at any time and from time to time, in the case of any Preferred Stock tendered.

7. Irregularities. The Fund will determine, in its sole discretion, all questions as to the number of Preferred Stock to be accepted, and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Preferred Stock. The Fund’s determination will be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders it determines not to be in proper form or the acceptance of or payment for which it determines may be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the tender of any particular Preferred Stock or any particular Preferred Stockholder. No tender of Preferred Stock will be deemed to be properly made until all defects or irregularities have been cured by the tendering Preferred Stock or waived by the Fund. None of the Fund, the Depositary, the Information Agent, or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. The Fund’s interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions thereto, will be final and binding. By tendering Preferred Stock to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

8. Acceptance of Tendered Stock. If a Preferred Stockholder tenders all of such Preferred Stockholders’ Preferred Stock, all such Preferred Stock credited to such Preferred Stockholder’s account(s) will be tendered unless the Preferred Stockholder otherwise specifies.

9. Contact Information. In order to facilitate the Offer and any auctions for Preferred Stock that may remain outstanding after the Offer is completed, each broker or other Nominee Holder (as defined in the Offer) must provide additional contact information for its “auction department” (or similar department), or whoever at the broker or other Nominee Holder submits auction instructions for the Preferred Stock on its behalf, and/or the broker-dealer, if a different party, that submits those auction instructions to the auction agent. If you are unable to provide this contact information, the Fund, in its sole discretion, may waive this requirement.

10. Signatures on Letter of Transmittal, Authorizations and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Preferred Stock tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Preferred Stock tendered without alteration, enlargement or any change whatsoever.

(b) If any of the Preferred Stock tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If any of the tendered Preferred Stock are registered in different names (including Preferred Stock attributed to the tendering stockholder for federal income tax purposes under Section 318 of the Internal Revenue Code of 1986, as amended) on several certificates, it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

(d) If this Letter of Transmittal or any certificate for Preferred Stock tendered or stock powers relating to Preferred Stock tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

(e) If this Letter of Transmittal is signed by the registered holder(s) of the Preferred Stock transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Preferred Stock not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

(f) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Preferred Stock involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

* * * * *

Additional copies of the Offer to Purchase, the Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone number set forth on the first page of this Letter of Transmittal. Preferred Stockholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
	3 Check appropriate box for federal tax classification; check only one of the following seven boxes:								4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
	☐ Individual/sole proprietor or single-member LLC	☐ C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate	Exempt payee code (if any)

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)  ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions)  ▶

Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.)
	5 Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

•	Form 1099-INT (interest earned or paid)

•	Form 1099-DIV (dividends, including those from stocks or mutual funds)

•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

•	Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

•	Form 1099-S (proceeds from real estate transactions)
•	Form 1099-K (merchant card and third party network transactions)

•	Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

•	Form 1099-C (canceled debt)

•	Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

•	In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•	In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•	In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Form W-9 (Rev. 12-2014)	Page 3

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

•	Generally, individuals (including sole proprietors) are not exempt from backup withholding.
•	Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
•	Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
•	Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Form W-9 (Rev. 12-2014)	Page 4

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 12-2014)	Page 5

What Name and Number To Give the Requester
	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity[4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*Note.	Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

IMPORTANT: If you desire to tender your Preferred Stock, an Agent’s Message or this Letter of Transmittal or a manually signed facsimile thereof (together with all other required documents) must be received by the Depositary prior to 5:00 p.m., New York City time, on February 27, 2015 (or if the offer is extended, the termination as extended), at the appropriate address set forth below:

The Depositary for the Offer is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

Facsimile Copy Number: (615) 866-3889

Toll Free: (877) 843-9767

By Mail or Overnight Courier:

DB Services Americas, Inc.

Attn: Reorganization Unit

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Questions about how to tender your Preferred Stock and requests for additional copies of this Letter of Transmittal, the Offer to Purchase, the Notice of Guaranteed Delivery, the Notice of Withdrawal and other documents may be directed to the Information Agent at its telephone number and location listed below.

The Information Agent for the Offer is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

Toll Free: (877) 843-9767